                                                                   Exhibit 3.4.1

                                  AMENDMENT TO
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                         EMERGENCY MEDICAL SERVICES L.P.

      This Amendment to Agreement of Limited Partnership of Emergency Medical Services L.P., dated as of February 10, 2005 (the "AGREEMENT"), dated November 27, 2005.

      Capitalized terms not defined herein have the respective meanings set forth in the Agreement.

                                    RECITALS

      In order to obtain an offering permit from the Department of Corporations of the State of California to register the Class B Units (the "PERMIT"), the Partnership has agreed to amend the Agreement as provided herein.

                                    AMENDMENT

      Effective on the issuance of the Permit:

      1. Section 4.4(b) of the Agreement is amended and restated to read in its entirety as follows:

            (i) Except as provided in this Section 4.4(b), holders of the Class B Units shall not be entitled to any vote on any matter requiring the vote of the Limited Partners hereunder.

            (ii) On the 90th day after the date the Permit is issued, and only if the Partnership has not then completed an initial public offering of the equity interests of the Partnership (or a successor, including any entity that becomes the holding company of the Partnership) (an "IPO") within such 90-day period, then, on such 90th day, the holders of the Class B Units shall be entitled to vote on any matter requiring the vote of the Limited Partners hereunder except as provided in clause (iii) of this Section 4.4(b).

            (iii) In no event shall the holders of the Class B Units have the right to vote on any reorganization or recapitalization to be effected in connection with, or furtherance of, an IPO, provided that, as a result of such reorganization or recapitalization, the Class B Units are exchanged for the same securities as are offered to the public in the IPO (it being understood that such exchange may be deferred until the registration statement with respect to the securities to be issued in the exchange is declared effective under the Securities Act of 1933).

      2. Section 13.1 is amended and restated to read in its entirety as follows:

            This Agreement represents the entire agreement among the parties with respect to its subject matter and cannot be changed or terminated except by an instrument in writing signed by the General Partners and Limited Partners holding more than 50% of the Class A Units outstanding or, if the holders of the Class B Units are entitled to vote as provided in Section 4.4(b)(ii), then by an instrument in writing signed by the General Partners and Limited Partners holding more than 50% of the Percentage Interests. If, notwithstanding the provisions of Section 8.1, the General Partner, in its sole discretion, seeks the consent

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            of the Limited Partners to any action, such consent shall require only an instrument or instruments in writing signed by Limited Partners holding more than 50% of the Class A Units outstanding.

      The foregoing sets forth the entire amendment to the Partnership Agreement. Except as modified specifically by this Amendment, the Agreement remains in full force and effect.

            IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                        GENERAL PARTNER:


                                        EMSC, Inc.

                                        By: /s/ Todd Zimmerman
                                            ------------------------------------
                                            Name:  Todd Zimmerman
                                            Title: Secretary

                                        LIMITED PARTNERS:


                                        ONEX PARTNERS LLC


                                        By: /s/ Donald F. West
                                            ------------------------------------
                                            Name:  Donald F. West
                                            Title: Director

                                        By: /s/ Robert M. Le Blanc
                                            ------------------------------------
                                            Name:  Robert M. Le Blanc
                                            Title: Director

                                        ONEX US PRINCIPALS LP

                                        By: Onex American Holdings GP LLC,
                                            its General Partner


                                        By: /s/ Donald F. West
                                            ------------------------------------
                                            Name:  Donald F. West
                                            Title: Representative

       [Signature Page to Amendment to Agreement of Limited Partnership of
                        Emergency Medical Services L.P.]

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                                        EMS EXECUTIVE INVESTCO LLC

                                        By: /s/ DONALD F. WEST
                                            ------------------------------------
                                            Name:  DONALD F. WEST
                                            Title: DIRECTOR

                                        ONEX EMSC CO-INVEST LP

                                        By: Onex Partners GP LP, its General
                                            Partner
                                        By: Onex Partners Manager LP, its Agent
                                        By: Onex Partners Manager GP Inc., its
                                            General Partner


                                        By: /s/ Robert M. Le Blanc
                                            ------------------------------------
                                            Name:  Robert M. Le Blanc
                                            Title: Managing Director

                                        By: /s/ Donald F. West
                                            ------------------------------------
                                            Name:  Donald F. West
                                            Title: Vice President

                                        ONEX PARTNERS LP

                                        By: Onex Partners GP LP, its General
                                            Partner
                                        By: Onex Partners Manager LP, its Agent
                                        By: Onex Partners Manager GP Inc., its
                                            General Partner


                                        By: /s/ Robert M. Le Blanc
                                            ------------------------------------
                                            Name:  Robert M. Le Blanc
                                            Title: Managing Director


                                        By: /s/ Donald F. West
                                            ------------------------------------
                                            Name:  Donald F. West
                                            Title: Vice President

       [Signature Page to Amendment to Agreement of Limited Partnership of
                        Emergency Medical Services L.P.]